                                                                    Exhibit 32.1

                  CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant  to 18  U.S.C.  1350,  as  adopted  pursuant  to  Section  906 of the
Sarbanes-Oxley  Act of 2002,  the  undersigned,  A. F.  Petrocelli,  Chairman,
President  and  Chief  Executive   Officer  of  United  Capital  Corp.,   (the
"Company"),  does hereby certify,  with respect to the Quarterly Report of the
Company on Form10-Q for the period ended June 30, 2007 (the "Report") that:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The  information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

Date:  August 13, 2007

                             By: /s/ A. F. Petrocelli
                                 --------------------------
                                 A. F. Petrocelli
                                 Chairman, President and Chief Executive Officer